COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS VARIABLE INVESTMENT FUND, SMALL COMPANY
STOCK PORTFOLIO AND THE RUSSELL 2500 INDEX

EXHIBIT A:

                                    DREYFUS VARIABLE
                                    INVESTMENT FUND,
 PERIOD           RUSSELL 2500        SMALL COMPANY
                    INDEX *          STOCK PORTFOLIO

 5/1/96             10,000                   10,000
12/31/96            10,748                   10,873
12/31/97            13,366                   13,240
12/31/98            13,417                   12,449
12/31/99            16,656                   13,769




* Source: FactSet Research Systems, Inc.